Exhibit 99.1

Tuesday Morning Announces Closing of Strategic Investment from Group Led by Retail Ecommerce Ventures, the Owner of Pier 1 Imports and Top Consumer Brands

$35 Million Investment Fortifies Tuesday Morning’s Balance Sheet and Positions the Company to Execute New Omni-Channel Growth Strategy

New, Exclusive Channel Licensing Agreement Enables the Company to Sell Pier 1 Products and Launch Pier 1 Store-in-Stores, Driving Additional Foot Traffic to Tuesday Morning Stores

Retail Ecommerce Ventures and Ayon Capital Designate Majority of Tuesday Morning’s Board, with Tai Lopez and Dr. Alex Mehr Serving as Co-Executive Chairs of the Board

DALLAS, September 21, 2022 – Tuesday Morning Corporation (NASDAQ: TUEM) (“Tuesday Morning” or the “Company”), a leading off-price retailer of home goods and décor, today announced the closing of its strategic transaction (the "Transaction") to secure $35 million in convertible debt financing. The Transaction includes a $32 million investment from a special purpose vehicle (“SPV”) formed by Ayon Capital, LLC (“Ayon”) and Retail Ecommerce Ventures LLC (“REV”), which is the owner of a diverse portfolio of consumer brands that includes Pier 1 Imports (“Pier 1”), Linens ‘n Things, Stein Mart and Modell’s Sporting Goods. The Transaction also includes $3 million provided by certain members of Tuesday Morning’s management team, including Chief Executive Officer Fred Hand.

We believe the closing of the Transaction provides Tuesday Morning with sufficient liquidity to pay down creditor and supplier obligations and sufficient liquidity to support operations moving forward.

Tuesday Morning intends to establish a dynamic online presence and execute a digital strategy for new customer acquisition to complement the Company’s 487 stores. Tuesday Morning will now have access to REV’s fulfillment network, systems, technology and website development capabilities, which will support the Company’s omni-channel offering and operations. The Company also plans to leverage a new, exclusive channel licensing agreement with REV to start selling Pier 1 products and launch Pier 1 outposts in select stores.

REV’s founders, Tai Lopez and Dr. Alex Mehr, commented:

“There is tremendous long-term opportunity for Tuesday Morning in the home goods and décor category, particularly as more homeowners and renters embrace online channels. We believe that being able to offer a high-touch omni-channel experience will become a differentiator for Tuesday Morning in the years to come. As a result of our investment and differentiated technology capabilities, we intend to help Tuesday Morning establish an ecommerce presence for the first time and seize ‘white space’ in the Company’s growing addressable market. Our experienced and proven team, which has already identified strong synergies with our Pier 1 brand and its product catalogue, sees a viable path to unlocking enhanced value for all of the Company’s shareholders. We look forward to working with management and pursuing a path towards long-term profitable growth.”

Sidd Pagidipati, Chairman of Ayon, added:

“Fred and the Tuesday Morning team have excelled in providing their customers with high-quality off price goods, and we are very pleased to support their continued efforts to generate long-term sustainable growth in the home goods category. We look forward to working with Tai, Alex and the REV team, who have developed significant experience building and growing ecommerce brands, to leverage Tuesday Morning’s unique value offering in the home goods category and drive the Company’s digital evolution.”

Mr. Hand concluded:

"We are very pleased to have completed this transaction, which strengthens Tuesday Morning’s balance sheet and positions us to drive deeper connections and engagement with our customers. We look forward to reenergizing and refocusing our efforts on our strategic growth initiatives, including DC network design, new store growth and IT enhancements. We believe that developing a new digital platform will help us create additional touch points with our customers, and we look forward to working with Alex, Tai and Sidd to support a seamless shopping experience across both ecommerce and brick-and-mortar channels. I would also like to thank the members of our Board, who have guided the Company diligently through a challenging period for our industry and devoted significant time and effort to supporting our team.”

Newly Reconstituted Board of Directors

As previously announced, the Transaction results in a change in control of the Company. Tuesday Morning’s nine-member Board of Directors (the “Board”) will be reconstituted to be comprised of:

•	Tai Lopez and Dr. Alex Mehr, who will serve as Co-Executive Chairs of the Board;

•	Three additional directors designated by REV and Ayon;

•	Three independent directors that are mutually agreed upon by REV, Ayon and the Board; and

•	Chief Executive Officer and current director Fred Hand.

The Company’s management team is expected to remain in place.

Advisors

Piper Sandler served as financial advisor and Haynes and Boone, LLP, Troutman Pepper Hamilton Sanders LLP and Wachtell, Lipton, Rosen & Katz served as legal advisors to the Company. Barnett Kirkwood Koche Long & Foster, P.A., Taft Stettinius & Hollister LLP and Vinson & Elkins LLP served as legal advisors to the SPV.

About Tuesday Morning

Tuesday Morning Corporation is one of the original off-price retailers specializing in name-brand, high-quality products for the home, including upscale home textiles, home furnishings, housewares, gourmet food, toys and seasonal décor, at prices generally below those found in boutique, specialty and department stores, catalogs and on-line retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 487 stores in 40 states. More information and a list of store locations may be found on the Company's website at www.tuesdaymorning.com.

About Retail Ecommerce Ventures

Retail Ecommerce Ventures (“REV”), which was founded by Tai Lopez and Dr. Alex Mehr in 2019, owns and operates a portfolio of beloved consumer brands, including Pier 1 Imports, Dressbarn and Stein Mart, that generated billions in sales in the decade prior to our acquisition. With unrivaled experience in digital marketing, ecommerce and technology, REV focuses on transforming brick-and-mortar retailers for the 21st century. For more information, please visit: https://www.retailecommerceventures.com.

About Ayon Capital

Ayon Capital ("Ayon") is a purpose-driven family office that invests across technology, blockchain, healthcare and consumer verticals. Ayon partners with leadership teams and operators to create businesses that focus on delivering exceptional value to consumers in a technology-enabled future. Ayon investments include Physician Partners, Brave Software, Zebpay and Nirvana Health. Ayon’s investments have become industry-leading companies and resulted in numerous multi-billion-dollar exits. https://www.ayon.com.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which are based on management’s current expectations, estimates and projections. Forward-looking statements include statements regarding the projected benefits of the financing and related transactions described in this press release, online and digital strategies, future results of operations and the Company’s liquidity and capital resources. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

These risks and uncertainties include, but are not limited to, the following: any inability to effectively launch our proposed ecommerce platform or to realize anticipated benefits from the proposed Pier 1 licensing arrangement; the effects and length of the COVID-19 pandemic; changes in economic and political conditions which may adversely affect consumer spending, including current inflationary pressures; our ability to identify and respond to changes in consumer trends and preferences; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; increases in the cost or a disruption in the flow of our products, including the extent and duration of the ongoing impacts to domestic and international supply chains from the COVID-19 pandemic; impacts to general economic conditions and supply chains from the disruption in Europe; impacts of inflation and increasing interest rates; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to obtain merchandise on varying payment terms; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations of, or increased costs in the operation of our distribution center facility; our ability to generate sufficient cash flows, maintain compliance with our debt agreements and continue to access the capital markets; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; increases in fuel prices and changes in transportation industry regulations or conditions; changes in federal tax policy including tariffs; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage risk to our corporate reputation from our customers, employees and other third parties; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage exposure to unexpected costs related to our insurance programs; increased costs or exposure to fraud or theft resulting from payment card industry related risk and regulations; our ability to meet all applicable requirements for continued listing of our common stock on The Nasdaq Stock Market, including the minimum bid requirement of $1.00 per share; our ability to maintain an effective system of internal controls over financial reporting; and other risks and uncertainties more fully described in Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended June 30, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2022. Except as may be required by law, the Company disclaims obligations to update any forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Contacts

For Tuesday Morning

INVESTOR RELATIONS:

Caitlin Churchill

ICR

203-682-8200

Caitlin.Churchill@icrinc.com

MEDIA:

TuesdayMorning@edelman.com

For Retail Ecommerce Ventures

Longacre Square Partners
Greg Marose / Charlotte Kiaie, 646-386-0091
gmarose@longacresquare.com / ckiaie@longacresquare.com